UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

TAO Synergies Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40458	48-1585656
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 242-0005

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TAOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Series E Convertible Preferred Stock Financing

On October 13, 2025, TAO Synergies Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which it agreed to sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 11,000 shares of the Company’s newly designated Series E convertible preferred stock, par value $0.001, with a stated value of $1,000 per share (the “Preferred Stock”), initially convertible into up to 1,375,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an initial conversion price of $8.00 and (ii) warrants to purchase up to an aggregate of 1,375,000 shares of Common Stock (the “Warrants”). The shares of Common Stock issuable upon conversion of the Preferred Stock are referred to as the “Conversion Shares”.

The Private Placement is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors has represented to the Company that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Preferred Stock and the Warrants are being offered without any general solicitation by the Company or its representatives.

The closing of the Private Placement is expected to occur on October 15, 2025, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the Private Placement are expected to be $11.0 million. The Company expects to use the net proceeds from the Private Placement for general corporate purposes and working capital.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

GP Nurmenkari Inc. is acting as the placement agent for the Private Placement (the “Placement Agent”).

In connection with the Private Placement, pursuant to an Engagement Letter (the “Engagement Letter”) between the Company and the Placement Agent, the Company has agreed to pay the Placement Agent (i) a cash fee equal to 8.0% of the gross proceeds from any sale of securities in the Private Placement plus a due diligence fee of $10,000, and (ii) warrants to purchase shares of Common Stock equal to 4.0% of the number of shares of common stock that the Preferred Stock are initially convertible into, with an exercise price of $8.00 per share and a five-year term.

Preferred Stock

The terms of the Preferred Stock are as set forth in the form of Certificate of Designations, attached as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designations”), which will be filed with the Secretary of State for the State of Delaware prior to the closing of the Private Placement. The Preferred Stock will be convertible into Conversion Shares at the election of the holder at any time at an initial conversion price of $8.00 (the “Conversion Price”). The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions).

The holders of the Preferred Stock will be entitled to dividends of 7% per annum, compounded quarterly, which will be payable in cash. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations), the Preferred Stock will accrue dividends at the rate of 15% per annum. The holders of Preferred Stock are entitled to vote with holders of the Common Stock as a single class on all matters that holders of Common Stock are entitled to vote upon, with the number of votes per Preferred Share equal to the stated value of such Preferred Share divided by the then applicable Conversion Price; provided, however that in no event shall the then applicable Conversion Price be less than the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)) on the date immediately prior to the date of the Purchase Agreement.

Notwithstanding the foregoing, the Company’s ability to settle conversions is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company’s stockholders have approved the issuance of more than 19.99% of the Company’s outstanding shares of Common Stock in accordance with Nasdaq listing standards (the “Nasdaq Stockholder Approval”). The Company has agreed to seek stockholder approval of these matters at a meeting to be held no later than December 31, 2025. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Certificate of Designations or Warrants.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the failure to file and maintain an effective registration statement covering the sale of the holder’s securities registrable pursuant to the Registration Rights Agreement (defined below) and the Company’s failure to pay any amounts due to the holders of the Preferred Stock when due. In connection with a Triggering Event, each holder of Preferred Stock will be able to require the Company to redeem in cash any or all of the holder’s Preferred Stock at a premium set forth in the Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, acquisition and investment transactions, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends (other than dividends pursuant to the Certificate of Designations), distributions or redemptions, and the transfer of assets, among other matters.

There is no established public trading market for the Preferred Stock and the Company does not intend to list the Preferred Stock on any national securities exchange or nationally recognized trading system.

Warrants

The Warrants are exercisable immediately at an exercise price of $8.00 per share (the “Exercise Price”) and expire five years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Exercise Price (subject to certain exceptions). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Registration Rights

The Preferred Stock, the Warrants, the Conversion Shares and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have not been registered under the Securities Act. In connection with the Purchase Agreement, on October 13, 2025, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale 150% of the Conversion Shares and 150% of the Warrant Shares promptly following the Closing Date, but in no event later than 30 calendar days after the effective date of the Registration Rights Agreement, and to have such Registration Statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement). The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the Registration Statement when required, fails to file or cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Certificate of Designations, the Registration Rights Agreement and the Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement, the Warrants, the Certificate of Designations, the Registration Rights Agreement and the Engagement Letter, forms of which are filed as Exhibits 10.1, 4.1, 3.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The matters described in Section 1.01 of this Current Report on Form 8-K related to the Private Placement are incorporated herein by reference. In connection with the issuance of the Preferred Stock and the Warrants in the Private Placement described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

The matters described in Section 1.01 of this Current Report on Form 8-K related to the Certificate of Designations under the title “Preferred Stock” are incorporated herein by reference.

Item 7.01. Regulation FD.

On October 13, 2025, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Termination of Alkon Consulting Agreement

As previously disclosed, the Company entered into a consulting agreement dated as of June 4, 2025, with Dr. Daniel L. Alkon, M.D. (the “Alkon Consulting Agreement”) pursuant to which Dr. Alkon provided consulting services to the Company’s Bryostatin Development Committee and served as director of the Bryostatin Platform Development Program. The Alkon Consulting Agreement required Dr. Alkon to work with the Bryostatin Development Committee to find and evaluate opportunities for continued development of the Company’s Bryostatin assets. Pursuant to the Alkon Consulting Agreement, the Company reduced Dr. Alkon’s base monthly salary to $12,500 per month and entitled him to receive incentive fees if the Company entered into certain transactions relating to the Bryostatin assets during the term of the Alkon Consulting Agreement or during the one-year period after termination of the Alkon Consulting Agreement.

On October 3, 2025, the Company delivered notice of termination to Dr. Alkon pursuant to the terms of the Alkon Consulting Agreement, effective immediately. Pursuant to the terms of the Alkon Consulting Agreement, the Company remains obligated to pay Dr. Alkon incentive fees if the Company enters into certain transactions relating to the Bryostatin assets up to one year after the date of termination.

Appointment of Vice-Chairman of the Board of Directors

On October 1, 2025, the board of directors of the Company (the “Board”) appointed Bruce Bernstein as Vice-Chairman of the Board, effective immediately. In connection with the appointment, Mr. William Singer will remain a member of the Board in his capacity as an independent director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Form of Certificate of Designations of Series E Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Engagement Letter, dated September 25, 2025 by and between TAO Synergies Inc. and GP Nurmenkari Inc.
99.1	Press Release dated October 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAO SYNERGIES INC.

Date: October 14, 2025	By:	/s/ Robert Weinstein
Name: Robert Weinstein

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